Exhibit 3.2

Certificate of Amendment (Pursuant to NRS 78.385 AND 78.390)

1.    Name of Corporation:    American Centrality Investments, Inc.

2.    The articles have been amended as follows:    Change name of corporation:

                                                                                        FROM:  American Centrality Investments, Inc.

                                                                                        TO:         American Centrality Group, Inc.

5.    Officer Signature:    /s/ Jim Qian